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                                                                   EXHIBIT 10.32
                               ESCROW AGREEMENT
                               ----------------

     This Agreement is made as of the 14th day of June, 1996 by and among Suburban Ostomy Supply Co., Inc. (the "Buyer"), Nate Spunt and Elaine Spunt (collectively, the "Seller"), as defined in that certain Stock Purchase Agreement (the "Purchase Agreement") relating to the Purchase of Patient-Care Medical Sales (the "Company") and Hutchins, Wheeler & Dittmar, A Professional Corporation, as escrow agent (the "Escrow Agent"), acting through one of its stockholders, James Westra.

                                  WITNESSETH

     A. The Seller, the Buyer and the Company have executed the Purchase Agreement dated as of June ___, 1996. Capitalized terms used herein and not otherwise defined herein having the meanings ascribed to them in the Purchase Agreement.

     B. Pursuant to the terms of the Purchase Agreement, the Seller and the Buyer, among other things, have agreed that payment of a portion of the Purchase Price shall be deferred to fund payment of any indemnity Claims to which Buyer may be entitled as a result of the breach by the Company or the Seller of any representations, warranties or covenants contained in the Purchase Agreement.

     C. The Purchase Agreement provides that proceeds of a Letter of Credit in the benefit amount of $375,000 shall be paid to the Escrow Agent to be held in accordance with the terms of this Agreement.

     D. This Escrow Agreement is the escrow agreement provided for and contemplated in the Purchase Agreement.

     NOW THEREFORE, the Buyer, the Seller and the Escrow Agent hereby agree as follows:

1.   Payment into Escrow
     -------------------

     (a). Concurrently with the execution of this Escrow Agreement, the Buyer shall deliver to the Escrow Agent a letter of credit in the form of Exhibit A
                                                                    ---------
attached hereto (the "Letter of Credit"). The Escrow Agent shall submit the Letter of Credit for payment within three Business Days after the same becomes due and payable. All amounts paid under the Letter of Credit (the "Escrow Amount") shall be deposited in a segregated escrow account (the "Escrow Account").

     (b). If prior to the first anniversary of the Closing Date the Buyer delivers to the Escrow Agent written notice that it has asserted a Claim under the Purchase Agreement, specifying the amount of such Claim, then such of the Escrow Amount as equals the aggregate of
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all such Claims shall be retained in the Escrow Account until the first to occur of (i) receipt by the Escrow Agent of written directions, signed by each of the Seller and the Buyer, directing disposition of such retained amount, in which event the Escrow Agent shall distribute such retained amount in accordance with the terms of such instructions; or (ii) receipt by the Escrow Agent of an order of a court of competent jurisdiction, which order is not subject to appeal, to the effect that either the Buyer or the Seller, as the case may be, shall be entitled to the Escrow Amount, in which event the Escrow Agent shall distribute such Escrow Amount in accordance with such order.

     (c). To the extent that the Escrow Amount exceeds the aggregate amount of Claims asserted by the Buyer prior to the first anniversary of the Closing Date, then such excess shall be promptly paid to the Seller.

     (d). If no notice of an asserted Claim is received by the Escrow Agent prior to the first anniversary of the Closing Date, then promptly after such first anniversary the entire Escrow Amount shall be paid by the Escrow Agent to the Seller without further instructions from either party.

2.   Investment of Funds; Payment of Interest.
     ----------------------------------------

     The Escrow Amount shall be invested by the Escrow Agent only in an interest-bearing escrow account in a financial institution acceptable to both Buyer and Seller. Interest, if any, earned on such Escrow Amount shall be retained in escrow and shall be deemed to be part of such Escrow Amount to be distributed as provided in Section 1. The Escrow Agent shall cause the depository institution to deliver monthly account statements to Buyer and Seller.

3.   General Terms as to Escrow Agent.
     --------------------------------

     (a). The Escrow Agent shall not in any way be bound or affected by any notice of modification or cancellation of this Escrow Agreement unless in writing signed by Buyer and Seller. The Escrow Agent shall be entitled to rely upon any notice, certification, demand or other writing delivered to it hereunder, in the manner prescribed herein, by Buyer and Seller without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment.

     (b). The Escrow Agent may act in reliance upon any signature believed by it to be genuine, may assume that any person purporting to give any notice or receipt of advice or make any statements in connection with the provisions hereof has been duly authorized to do so, and may further assume that any notice given by it in the manner prescribed herein has been received in due course.

     (c). The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith, and shall not be liable for any mistake of fact or

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error of judgment, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with the advice of its counsel. Under no circumstance shall the Escrow Agent be liable for any consequential or punitive damages, or for any failure, refusal or inability on the part of the issuer of the Letter of Credit to make payment thereunder.

     (d). The Escrow Agent may resign and be discharged of its duties as Escrow Agent hereunder by giving ten (10) days written notice to Buyer and Seller. Such resignation shall take effect upon receipt by the Escrow Agent of an instrument of acceptance executed by a successor escrow agent approved in writing by Buyer and Seller and upon delivery by the Escrow Agent to such successor of all of the Escrow Amount then held by it. In the event that a successor escrow agent is not appointed, the Escrow Agent may petition a court of competent jurisdiction to appoint such successor escrow agent. In the event a dispute of any kind arises in connection with this Escrow Agreement, the Escrow Agent may, in its sole discretion, elect to pay all or any portion of the Escrow Amount to the Superior Court of the Commonwealth of Massachusetts for Suffolk County, to the in personam jurisdiction of which Court each of the parties hereto hereby irrevocably submits for the resolution of such dispute; or, in the alternative, in the event such Court lacks or declines to assert in rem jurisdiction over the Escrow Amount or such dispute, the payment may be made to the Superior Court of the Commonwealth of Massachusetts, the particular division of which Court, for venue purposes, shall be governed by appropriate Massachusetts statutory provision and rules of procedures, to the in personam jurisdiction of which Court each of the parties hereto, in such event, hereby irrevocably submits for a resolution of such dispute. In the event of such payment, it is understood that Escrow Agent will have no further obligation to the other parties hereto with respect to the amount so paid.

     (e). If Seller and Buyer do not join in instructions to the Escrow Agent in accordance with any final court order or an award of an arbitrator, the Escrow Agent may rely on such final court order or award and shall deliver or not deliver the Escrow Amount in accordance with said order or award.

     (f). Buyer and Seller hereby agree, jointly and severally, to indemnify and hold the Escrow Agent harmless from any loss, liability or expense, arising out of or related to this Escrow Agreement, and for all reasonable fees, costs and expenses, including the reasonable fees and expenses of counsel, incurred by Escrow Agent in connection with this Escrow Agreement. The Escrow Agent shall not receive any compensation for its services rendered hereunder.

     (g). The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement and are purely ministerial in nature, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Escrow Agreement. The Escrow Agent specifically shall have no liability under or duty to inquire into the terms and provisions of the Assignment Agreement.

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     (h).  The Seller and Buyer acknowledge that the Escrow Agent is counsel for the Buyer, and so long as the Buyer and the Escrow Agent so desire, may continue to act as such counsel notwithstanding any dispute or litigation arising with respect to the Escrow Amount or the duties of the Escrow Agent.

4.   Miscellaneous.
     -------------

     (a).  Termination of Escrow Agreement.  This Escrow Agreement shall
           -------------------------------
terminate when the entire Escrow Amount held by the Escrow Agent shall have been delivered to the party or parties entitled thereto pursuant to the terms hereof.

     (b).  Assignees.  All the terms and provisions hereof shall be binding upon
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and inure to the benefit of and be enforceable by the representatives, successors, heirs and assigns of the parties hereto.

     (c).  Entire Understanding.  This Escrow Agreement and the Purchase
           --------------------
Agreement together constitute the entire understanding between the parties with respect to the subject matters hereof (other than the Escrow Agent, for which this Escrow Agreement constitutes the entire understanding between it and Buyer and Seller), superseding all negotiations, prior discussion and preliminary agreements. In the event of any conflict in language between this Escrow Agreement and the Purchase Agreement, the language of this Escrow Agreement shall prevail. This Escrow Agreement may not be changed except in writing by an instrument executed by Seller, Buyer and the Escrow Agent.

     (d).  Waivers.  No waiver of any provisions of this Escrow Agreement nor
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waiver of any breach or default under this Escrow Agreement shall be considered valid unless in writing and signed by the party purported to have given such waiver, and no such waiver shall be deemed a waiver of any other provision or any subsequent breach or default of a similar nature. Termination of this Escrow Agreement for any reason or insufficiency of the Escrow Amount or any release of the Escrow Amount, shall not be deemed to waive, terminate, diminish, limit, or modify the obligations of Seller under the indemnification agreements or other payment provisions within the Purchase Agreement, or otherwise limit Buyer's other rights and remedies as a result of any such default by Seller thereunder.

     (e).  Severability of Provisions.  The invalidity or unenforceability of
           --------------------------
any particular provision of this Escrow Agreement shall not affect the other provisions hereof and this Escrow Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     (f).  Headings.  Section headings are contained in this Escrow Agreement
           --------
only for purposes of convenience of reference and shall not affect the interpretation of this Escrow Agreement or modify any of its terms or provisions.

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     (g).  Governing Law.  This Escrow Agreement shall be construed and enforced
           -------------
according to the laws of The Commonwealth of Massachusetts.

     (h).  Notices.  Any notice, demand, offer or other writing required or
           -------
permitted pursuant to this Escrow Agreement shall be as provided in the Purchase Agreement if to the Buyer of the Seller and if to the Escrow Agent to Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts 02110, Attention: James Westra, Esquire.

     Any party shall have the right to change the place to which such notice shall be given by similar notice sent in like manner to all other parties hereto. Any such notice, if sent by private express overnight courier service, shall be deemed delivered on the earlier of the date of actual delivery or the next business day following deposit, postage prepaid, with such private express overnight courier service.

5.   No Limitation on Remedies.  Nothing herein set forth shall prevent the
     -------------------------
parties from settling any dispute by mutual agreement at any time. Further, the parties recognize that in some instances damages may not afford an adequate or proper remedy and, therefore, agree that in the event it is determined by either party that such an instance exists, such violations of this Escrow Agreement shall be the proper subject for a suit for specific performance and/or injunctive relief, and in any such instance neither party shall be required to resort to arbitration but may seek equitable remedy in a court of competent jurisdiction.

6.   Attorney's Fees.  In the event of litigation between the Seller and the
     ---------------
Buyer with respect to their respective rights and obligations under this Escrow Agreement, the party which prevails in any such litigation shall pay the reasonable fees and expenses of counsel for the other party.

                                  * * * * * *

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     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the day and year first written above.


Witness:                           SUBURBAN OSTOMY SUPPLY CO., INC.


/s/ James Westra                   By: /s/ Stephen N. Aschettino
- -------------------------             ----------------------------------
                                      Title:


Witness:                           SELLER


/s/ George Atkinson                /s/ Nate Spunt
- -------------------------          -------------------------------------
                                   Nate Spunt


Witness:


/s/ George Atkinson                /s/ Elaine Spunt
- -------------------------          -------------------------------------
                                   Elaine Spunt


Witness:                           HUTCHINS, WHEELER & DITTMAR,
                                   A Professional Corporation


/s/ Stephen N. Aschettino          By: /s/ James Westra
- -------------------------             ----------------------------------
                                      James Westra, Stockholder

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